UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2014

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On September 15, 2014, Brainstorm Cell Therapeutics Inc. (the “Company”) filed a Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a one-for-fifteen reverse stock split of the Company’s common stock, par value $0.00005 per share (“Common Stock”), effective as of 11:59 p.m., Eastern time, September 15, 2014 (the “Reverse Stock Split”). The Reverse Stock Split had been approved by the Board of Directors on June 24, 2014 and by the Company’s stockholders at the Annual Meeting of Stockholders on August 14, 2014. On September 2, 2014, the Board of Directors authorized the Company to proceed with the Reverse Stock Split. Pursuant to the Reverse Stock Split, each fifteen shares of Common Stock of the Company were combined and were reclassified into one share of Common Stock of the Company, and the number of issued and outstanding shares of Common Stock of the Company was proportionally reduced, in both cases without any change to the authorized number of shares of Common Stock or in the par value of such shares. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who are entitled to fractional shares will receive cash in lieu of receiving fractional shares at a rate of $4.2405 per share (the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Stock Split). The number of shares of the Company’s Common Stock subject to outstanding options and warrants issued by the Company were reduced proportionately and the respective exercise prices were increased proportionately to reflect the Reverse Stock Split. The number of shares reserved for issuance under the Company’s equity compensation plans were also reduced proportionately.

As of the opening of the OTC BB on September 16, 2014, the Company’s Common Stock began trading on a split-adjusted basis under the trading symbol “BCLID”. After a period of 20 trading days the trading symbol will return to “BCLI”.

On September 16, 2014, the Company issued a press release announcing the completion of the Reverse Stock Split described above. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Reverse Stock Split described above, the Company revised its specimen certificate of Common Stock to reflect a new CUSIP number. A copy of the revised specimen certificate is filed herewith as Exhibit 4.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 15, 2014, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split.  The Certificate of Amendment became effective as of 11:59 p.m., Eastern time, on September 15, 2014. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 16, 2014	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Tony Fiorino, MD, PhD

Tony Fiorino, MD, PhD
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated September 15, 2014
4.1	Specimen Certificate of Common Stock of Brainstorm Cell Therapeutics Inc.
99.1	Press Release